UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Yarrow Bioscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38356	45-3757789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 James Street, Suite 007, New Haven, CT	06513
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 433-7577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	YARW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 29, 2026, Yarrow Bioscience, Inc. (the “Company”) entered into an exchange agreement with a certain existing stockholder (the “Stockholder”), pursuant to which the Stockholder agreed to exchange an aggregate of 133,290 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 133,290 shares of Common Stock at an exercise price of $0.0001 per share (the “Exchange”). Each Pre-Funded Warrant will be immediately exercisable and will expire when exercised in full. The holder (together with its affiliates and other attribution parties) will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates and other attribution parties, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease its Beneficial Ownership Limitation up to, and no higher than, 19.99%, by giving 61 days’ notice to the Company.

The Pre-Funded Warrants will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The Exchange closed on July 29, 2026. Following the Exchange, the Company will have 2,669,788 shares of Common Stock outstanding and Pre-Funded Warrants to purchase 25,914,530 shares of Common Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YARROW BIOSCIENCE, INC.

Date: July 30, 2026	By:	/s/ Rebecca Frey
Rebecca Frey
Chief Executive Officer